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ROSS MILLER
Secretary of State
206 North Carson Street           Filed in the office of      Document Number
Carson City, Nevada 89701-4289    /s/Ross Miller              20100229187-12
(776) 684-5708                    Ross Miller                 Filing Date and Time
Website:  www.nvsos.gov           Secretary of State          04/09/2010 12:45 PM
                                  State of Nevada             Entity Number
                                                              E0163182010-2
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:           Preventia, Inc.

2. Registered Agent for           [x] Commerical Registered Agent: Vcorp Services, LLC
    Service of Process:           [ ] Noncommerical Registered Agent
    Check only one box)

3. Authorized Stock:              Number of shares with par value:  25,000,000
                                  Par value per share:  $0.0001
                                  Number of shares without par value:

4. Names and Addresses of the
   Board of Directors/Trustees:   Murray Friedman
                                  130 Central Avenue, Lawrence, NY 11559

5. The purpose of the corporation:

6. Name, Address and Signature    Mimi Sanik               /s/Mimi Sanik
   of Incorporator:               20 Robert Pitt Drive, Suite 214
                                  Monsey, NY 10952

7. Certificate of Acceptance      I hereby accept appointment as Registered
   Of Appointment of Registered   Agent for the above named Entity.
   Agent:                         /s/Vcorp Services, LLC      4/9/10
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